Zumiez Inc. Reports October 2010 Sales Results

Net Sales Increased 27.3% to $31.4 Million; October 2010 Comparable Store Sales Increased 21.5%; Company Raises Third Quarter Guidance

EVERETT, WA -- (Marketwire - November 03, 2010) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced that total net sales for the four-week period ended October 30, 2010 increased 27.3% to $31.4 million, compared to $24.7 million for the four-week period ended October 31, 2009. The Company's comparable store sales increased 21.5% for the four-week period, versus a comparable store sales decrease of 8.9% in the year ago period.

Based on better than planned sales and product margins, the Company now expects fiscal 2010 third quarter net income per diluted share of approximately $0.36 to $0.37, an increase from the previously issued guidance of net income per diluted share of approximately $0.28 to $0.30.

Rick Brooks, Chief Executive Officer of Zumiez, stated, "Our business has performed well all year and accelerated during the third quarter. The strong sales and margin trends we experienced through September improved in October driven by compelling product and great sales teams. We saw sales increases in all departments and in all regions across the U.S. We are encouraged by the strength of our results and our recent performance confirms our optimism about the long-term prospects of our business. However, as we plan the important fourth quarter and fiscal 2011 we will continue to be cautious reflecting the continuing economic challenges."

To hear the Zumiez prerecorded October sales message, please dial (585) 295-6795 (no passcode is required).

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of October 30, 2010 we operate 400 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, source inventory at acceptable costs, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended July 31, 2010 as filed with the Securities and Exchange Commission and available at www.sec.gov or http://ir.zumiez.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contacts:
Trevor Lang
Chief Financial Officer &
Chief Administrative Officer
Zumiez Inc.
(425) 551-1500, ext. 1564

Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200